CONTACTS: Media Inquiries

Lin Cummins

(248) 435-7112

linda.cummins@arvinmeritor.com

Investor Inquiries

Terry Huch

(248) 435-9426

terry.huch@arvinmeritor.com

ArvinMeritor Reports Third-Quarter Fiscal Year 2006 Results

Raises Full-Year Earnings and Free Cash Flow Guidance

TROY, Mich. (July 31, 2006) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its third fiscal quarter ended June 30, 2006.

Third-Quarter Fiscal Year 2006 Highlights

•	Record sales of $2.5 billion, up 4 percent from the third quarter of fiscal 2005.

•	Net income was $20 million or $0.29 per diluted share, compared to $46 million, or $0.66 per diluted share in the same period last year.

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On a GAAP basis, income from continuing operations was $25 million or $0.36 per diluted share, compared to $50 million or $0.72 per diluted share in the same period last year; this decline was primarily due to a labor disruption at an ArvinMeritor brake facility in Canada which unfavorably impacted income from continuing operations by $28 million, after-tax.

•	Income from continuing operations, before special items, was $51 million or $0.73 per diluted share, exceeding the previous guidance of $0.60 to $0.70 per diluted share.

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•	Free cash flow was $155 million, an improvement of $96 million from the same period last year.
•	Continued reduction of net debt - down $481 million from the same period last year.
•	Completed new $1.15 billion secured credit facilities that extend maturities to 2011 and 2012.
•	Announced the divestitures of two additional businesses within Light Vehicle Aftermarket (LVA).

“Our results for the third quarter of fiscal 2006 build upon the continued execution of our strategic initiatives, including previously announced restructuring activities and our ongoing focus on operational performance,” said Chairman, CEO and President Chip McClure. “However, we cannot discount the significant impact of the labor disruption that occurred in June at our brake facility in Tilbury, Ontario.

“We regret the disruption and inconvenience this temporary work stoppage had on the production schedules of certain customers, but we are pleased that this situation was quickly resolved. We are back on track and running at full capacity to provide the superior support and service our customers have come to expect from us. Excluding the impact of this disruption, we are proud of the performance we delivered in the quarter, exceeding the top end of our guidance range.”

Third-Quarter Fiscal Year 2006 Results

For the third quarter of fiscal year 2006, ArvinMeritor posted sales of $2.5 billion, a 4-percent increase compared to the same period last year, and a record quarter for the company. The primary factors contributing to the increase were improved Light Vehicle Systems (LVS) sales in Europe and Asia/Pacific, and strong growth in the company’s commercial specialty business, which provides a comprehensive line of components for vehicles including fire and rescue; construction and utility; military; school buses; motor homes and custom chassis.

Operating income was $47 million, down 49 percent, compared to $93 million in the prior year’s third quarter, primarily due to the Tilbury labor disruption.

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Income from continuing operations was $25 million or $0.36 per diluted share, compared to $50 million or $0.72 per diluted share a year ago. Income from continuing operations, before special items, was flat from the same period last year at $51 million or $0.73 per diluted share.

The company recorded a loss from discontinued operations of $5 million or $0.07 per diluted share, compared to a loss of $4 million or $0.06 per diluted share last year.

Fourth-Quarter and Full-Year 2006 Outlook

The company’s fiscal year 2006 outlook for light vehicle production in North America is 15.8 million vehicles, up slightly from the previous forecast, and 16.4 million vehicles in Western Europe, unchanged from the prior forecast. The outlook for North American Class 8 truck production is 340,000 units in fiscal year 2006, also unchanged from the previous forecast. In Western Europe, the company is raising its outlook for heavy- and medium-duty trucks to 439,000, an increase of 14,000 units.

“The company’s sales for fiscal year 2006 will remain strong, specifically within the North America Class 8 truck market, and we are forecasting full-year sales to be approximately $9 billion,” McClure said.

The company is raising its full-year guidance and expects income from continuing operations, before special items, to be in the range of $1.65 to $1.75 per diluted share, up from the previously forecasted range of $1.60 to $1.70 per diluted share.

“Based on our continued focus on working capital improvements and our strong results year-to-date, we are also increasing our free cash flow forecast to the range of $200 million to $225 million, up from the previously forecasted range of $120 million to $170 million,” said Jim Donlon, senior vice president and CFO.

McClure added, “We are starting to see the financial and operational benefits of restructuring the company, specifically within the LVS business group, and we have made significant progress toward our goal to divest our LVA businesses. We are committed to improving our performance, executing our strategy and capitalizing on the significant opportunities we see across our businesses and in the global markets.”

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About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets. Headquartered in Troy, Mich., ArvinMeritor employs approximately 29,000 people at more than 120 manufacturing facilities in 25 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: http://www.arvinmeritor.com/.

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Forward-Looking Statements

All earnings per share amounts are on a diluted basis. The company’s fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company’s fiscal year and fiscal quarters, unless otherwise stated.

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income from continuing operations, operating income and diluted earnings per share before special items, which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, operating income and reported diluted earnings or loss per share plus or minus special items. Other non-GAAP financial measures include “net debt” and “free cash flow.” Net debt is defined as total debt less the fair value adjustment of notes due to interest rate swaps and cash. Free cash flow represents net cash provided by operating activities less capital expenditures.

Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company’s financial position and results of operations. In particular, management believes that net debt is an important indicator of the company’s overall leverage, and free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods.

These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. Neither net debt nor free cash flow should be considered substitutes for debt, cash provided by operating activities, or other balance sheet or cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Third-Quarter Results Conference Call

The company will host a telephone conference call and Web cast to discuss the company’s fiscal year 2006 third-quarter financial results on Monday, July 31, 2006, at 9 a.m. (EDT). To participate, call (617) 786-2964 ten minutes prior to the start of the call. Please reference participant passcode 41571423 when dialing in. Investors can also listen to the conference call in real time — or for 90 days by recording — by visiting www.arvinmeritor.com.

A replay of the call will be available from 11 a.m. July 31, to 11:59 p.m. Aug. 4, 2006, by calling (888) 286-8010 (within the United States and Canada) or (617) 801-6888 for international calls. Please refer to passcode 84281905.

To access the Web cast, visit the ArvinMeritor Web site at http://www.arvinmeritor.com/ and click on the Web cast link on either the home page or investor page.

ARVINMERITOR, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Unaudited)
Sales	$2,477	$2,389	$6,877	$6,713
Cost of sales	(2,327)	(2,186)	(6,426)	(6,222)
GROSS MARGIN	150	203	451	491
Selling, general, and administrative	(105)	(104)	(294)	(286)
Restructuring costs	(1)	(6)	(19)	(65)
Other income (expense)	3	—	23	(12)
OPERATING INCOME	47	93	161	128
Equity in earnings of affiliates	10	7	25	20
Interest expense, net and other	(28)	(31)	(104)	(89)
INCOME BEFORE INCOME TAXES	29	69	82	59
Benefit (provision) for income taxes	—	(15)	11	(12)
Minority interests	(4)	(4)	(10)	(4)
Income from continuing operations	25	50	83	43
Income (loss) from discontinued operations	(5)	(4)	16	(12)

NET INCOME (LOSS)	$20	$46	$99	$31

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$0.36	$0.72	$1.19	$0.62
Discontinued operations	(0.07)	(0.06)	0.23	(0.17)
Diluted earnings per share	$0.29	$0.66	$1.42	$0.45

Diluted shares outstanding	70.1	69.2	69.9	69.3

Note: Amounts for the three and nine months ended June 30, 2005 have been restated for discontinued operations.

ARVINMERITOR, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION

(In millions)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Sales:
Light Vehicle Systems	$1,322	$1,271	$3,707	$3,656
Commercial Vehicle Systems	1,155	1,118	3,170	3,057
Total sales	$2,477	$2,389	$6,877	$6,713

Operating income (loss):
Light Vehicle Systems	$37	$23	$26	$(10)
Commercial Vehicle Systems	14	72	143	146
Segment operating income	51	95	169	136
Unallocated corporate costs	(4)	(2)	(8)	(8)
Total operating income	$47	$93	$161	$128

Note: Amounts for the three and nine months ended June 30, 2005 have been restated for discontinued operations.

ARVINMERITOR, INC.

SUMMARY CONSOLIDATED BALANCE SHEET

(In millions)

	June 30,	September 30,
	2006	2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$365	$187
Receivables, net	1,723	1,655
Inventories	591	541
Other current assets	284	256
Assets of discontinued operations	308	531
Net property	971	1,013
Goodwill	810	801
Other assets	835	886
TOTAL ASSETS	$5,887	$5,870

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term debt	$60	$131
Accounts payable	1,703	1,483
Other current liabilities	658	667
Liabilities of discontinued operations	150	242
Long-term debt	1,288	1,451
Retirement benefits	608	754
Other liabilities	228	209
Minority interests	60	58
Shareowners’ equity	1,132	875
TOTAL LIABILITIES AND SHAREOWNERS’ EQUITY	$5,887	$5,870

ARVINMERITOR, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended
	June 30,
	2006	2005
OPERATING ACTIVITIES
Income from continuing operations	$83	$43
Adjustments to income from continuing operations
Depreciation and other amortization	125	135
Gains on divestitures	(28)	(4)
Restructuring costs, net of payments	(9)	39
Loss on debt extinguishment	9	—
Proceeds from unwind of swap agreements	—	22
Pension and retiree medical expense	102	82
Pension and retiree medical contributions	(79)	(141)
Changes in receivable securitization and factoring	105	137
Changes in assets and liabilities	42	(174)
Cash flows provided by continuing operations	350	139
Cash flows used for discontinued operations	(38)	(151)
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	312	(12)

INVESTING ACTIVITIES
Capital expenditures	(104)	(99)
Acquisitions of businesses and investments, net of cash acquired	(8)	(24)
Investment in debt defeasance trust	(12)	—
Proceeds from dispositions of property and businesses	51	38
Net investing cash flows provided by discontinued operations	201	154
CASH PROVIDED BY INVESTING ACTIVITIES	128	69

FINANCING ACTIVITIES
Net change in revolving credit facilities	—	—
Payments on accounts receivable securitization program	(66)	—
Proceeds from issuance of notes and Term Note B	470	—
Purchase of notes	(603)	(21)
Borrowings (payments) on lines of credit and other	(17)	23
Net change in debt	(216)	2
Debt issuance and extinguishment costs	(28)	—
Proceeds from exercise of stock options	1	5
Cash dividends	(21)	(21)
CASH USED FOR FINANCING ACTIVITIES	(264)	(14)

IMPACT OF CURRENCY ON CASH	2	5

CHANGE IN CASH AND CASH EQUIVALENTS	178	48
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	187	132
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$365	$180

Note: Amounts for the nine months ended June 30, 2005 have been restated for discontinued operations.

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION - RECONCILIATION

Non-GAAP

(Unaudited, in millions, except per share amounts)

	3 Months Ended 06/30/06	Gain on Liquidation(1)	Restructuring	Tilbury Work Stoppage	Before Special Items 06/30/06
Sales	$2,477	$—	$—	$—	$2,477
Gross margin	150	—	—	45	195
Operating income	47	(5)	1	45	88
Income before income taxes	29	(5)	1	45	70
Income from continuing operations	25	(3)	1	28	51
DILUTED EARNINGS PER SHARE
Continuing operations	$0.36	$(0.04)	$0.01	$0.40	$0.73
Diluted shares outstanding	70.1	70.1	70.1	70.1	70.1

Operating income
Light Vehicle Systems	$37	$(5)	$—	$—	$32
Commercial Vehicle Systems	14	—	1	45	60
Segment operating income	51	(5)	1	45	92
Unallocated corporate costs	(4)	—	—	—	(4)
Total operating income	$47	$(5)	$1	$45	$88

(1) In the third quarter of fiscal 2006, the company substantially completed the liquidation of Meritor Suspensions Systems Holdings (UK) Ltd , a 57 percent owned consolidated joint venture, and recorded a $5 million gain, primarily related to the extinguishment of debt owed to the minority partner.

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION - RECONCILIATION

Non-GAAP

(Unaudited, in millions, except per share amounts)

	3 Months Ended 06/30/05	Restructuring	Taxes	Before Special Items 06/30/05
Sales	$2,389	$—	$—	$2,389
Gross margin	203	—	—	203
Operating income	93	5	—	98
Income before income taxes	69	5	—	74
Income from continuing operations	50	3	(2)	51
DILUTED EARNINGS PER SHARE
Continuing operations	$0.72	$0.04	$(0.03)	$0.73
Diluted shares outstanding	69.2	69.2	69.2	69.2

Operating income
Light Vehicle Systems	$23	$4	$—	$27
Commercial Vehicle Systems	72	1	—	73
Segment operating income	95	5	—	100
Unallocated corporate costs	(2)	—	—	(2)
Total operating income	$93	$5	$—	$98

ARVINMERITOR, INC.

NET DEBT COMPOSITION

Non-GAAP

(Unaudited, in millions)

	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
Total debt	$1,348	$1,357	$1,537	$1,582	$1,512
Less: Fair value adjustment of notes	(3)	(7)	(14)	(17)	(27)
Plus: U.S. Off-balance sheet receivable securitization	—	—	—	—	156
Subtotal	1,345	1,350	1,523	1,565	1,641
Less: cash	(365)	(236)	(302)	(187)	(180)
Net debt	$980	$1,114	$1,221	$1,378	$1,461

ARVINMERITOR, INC.

FREE CASH FLOW - RECONCILATION

Non-GAAP

(Unaudited, in millions)

	Three Months Ended June 30,
	2006	2005

Cash provided by operating activities	$186	$191
Capital expenditures (1)	(31)	(41)
less: U.S. accounts receivable securitization	—	(91)
Free cash flow	$155	$59

(1) Includes capital expenditures of discontinued operations.